UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 27, 2009
(Date of earliest event reported):

INNODATA ISOGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Three University Plaza	07601
Hackensack, NJ 07601	(Zip Code)
(Address of principal executive offices)

(201) 371-8000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Reference is made to Item 5.02 for information on a Separation Agreement and General Release dated April 27, 2009, entered into by the Company and Mr. Steven Ford.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On April 27, 2009 Steven L. Ford resigned as Executive Vice President and Chief Financial Officer of Innodata Isogen, Inc. (the “Company”).  Under the terms of a Separation Agreement and General Release the Company will continue to employ Mr. Ford through June 30, 2009. The Agreement also provides for payment of Mr. Ford’s COBRA premiums through December 31, 2009.

The foregoing summary description of the Separation Agreement and General Release is qualified in its entirety by reference to the complete text of the Separation Agreement and General Release that is filed as an exhibit to this Report.

(c)           Effective April 27, 2009 the Board of Directors of the Company appointed Jurgen C. Tanpho as interim Chief Financial Officer of the Company.

Mr. Tanpho has served in various management capacities with the Company and its subsidiaries for more than 17 years. Mr. Tanpho has served as a Vice President with various operational and financial responsibilities since March 1998; as Assistant to the President of the Company’s Manila Operations from 1996 through February 1998;  as Assistant Vice President- Administration from 1994 to 1996; and as Facilities and Purchasing Manager from 1991 to 1994.

Mr. Tanpho holds a B.S. degree in industrial engineering from the University of the Philippines (1986). He is 44 years old.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Separation Agreement and General Release

99.1	Press release of Innodata Isogen, Inc. dated April 28, 2009 announcing Mr. Ford’s resignation and Mr. Tanpho’s appointment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA ISOGEN, INC.

Date: April 28, 2009	By: /s/ Amy R. Agress
Amy R. Agress
Vice President and General Counsel

Index to Exhibits

Description

10.1	Separation Agreement and General Release

99.1	Press release of Innodata Isogen, Inc. dated April 28, 2009 announcing Mr. Ford’s resignation and Mr. Tanpho’s appointment.